Exhibit 99.1



               JAMES G. KILEY RESIGNS AS TREASURER OF VALHI, INC.


    DALLAS, TEXAS . . May 17, 1994 . . Valhi, Inc., today announced that James G. Kiley has resigned as Vice President and Treasurer of the Company, effective immediately.

    Valhi, Inc., headquartered in Dallas, Texas, is a diversified industrial management company engaged in the refined sugar, forest products, fast food and hardware products industries. Valhi is also engaged in the chemicals and titanium metals industries through its interests in NL Industries and Tremont Corporation. Valhi's common stock is traded on the New York and Pacific Stock Exchanges under the symbol "VHI."


                                    * * * * *